Exhibit 99.1

Investor Contact: John Heller - 952-229-7427 or ir@lifetimefitness.com

Media Contact: Jason Thunstrom - 952-229-7435 or pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS

Revenue Grew 6.9%, Net Income Grew 9.6% and Diluted EPS was $0.80

CHANHASSEN, Minn. (July 25, 2013) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the second quarter ended June 30, 2013.

Second quarter 2013 revenue grew 6.9% to $308.1 million from $288.3 million during the same period last year. Total revenue for the first six months of 2013 grew 7.6% to $598.9 million from $556.8 million during the same period last year.

Net income for the quarter was $33.2 million, or $0.80 per diluted share, compared to net income of $30.3 million, or $0.73 per diluted share, for 2Q 2012. Net income for the first six months of 2013 was $61.3 million, or $1.47 per diluted share, compared to net income of $56.0 million, or $1.34 per diluted share for the prior-year period.

“Our unrelenting focus on the member experience continues to differentiate the high quality of our centers and programs, and emphasizes our strong business model,” said Bahram Akradi, chairman, president and chief executive officer. “As our company has evolved so has the precision with which we operate our centers and serve our members. This has allowed us to deliver strong business results and created a solid platform for future growth through new center expansion and our portfolio of healthy way of life programs and services delivered both inside and outside of our destinations.”

During the quarter, the Company opened its first center in Alabama, located in Vestavia Hills (Birmingham market). Two additional centers are planned for opening in 2013, including Reston, Virginia (Washington D.C. market), in September, and Montvale, New Jersey (Greater New York area market), in November. These represent the Company’s fourth and third centers in Virginia and New Jersey, respectively. In 2014, plans call for six new center openings, led by locations in Harrison, New York (Greater New York area market) and Laguna Niguel, California (Orange County market) during the first quarter.

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Life Time Fitness Second Quarter 2013 Results – Page 2

Three and Six Months Ended June 30, 2013, Financial Highlights:

Total revenue for the second quarter grew 6.9% to $308.1 million from $288.3 million in 2Q 2012. Total revenue for the first six months of 2013 grew 7.6% to $598.9 million from $556.8 million during the prior-year period.

(Period-over-period growth)	2Q 2013 vs. 2Q 2012 (in millions except revenue per membership data)
• Membership dues	$194.8 vs. $184.9 (up 5.4%)
• In-center revenue	$97.3 vs. $90.1 (up 7.9%)
• Other revenue	$12.4 vs. $9.4 (up 32.9%)
• Average center revenue per Access membership	$416 vs. $396 (up 5.2%)
• Average in-center revenue per Access membership	$139 vs. $129 (up 7.2%)
• Same-center revenue (open 13 months or longer)	Up 4.8%
• Same-center revenue (open 37 months or longer)	Up 3.8%

(Period-over-period growth)	YTD 2013 vs. YTD 2012 (in millions except revenue per membership data)
• Membership dues	$381.2 vs. $360.4 (up 5.8%)
• In-center revenue	$189.2 vs. $174.7 (up 8.3%)
• Other revenue	$21.5 vs. $13.8 (up 55.8%)
• Average center revenue per Access membership	$821 vs. $778 (up 5.5%)
• Average in-center revenue per Access membership	$272 vs. $253 (up 7.6%)
• Same-center revenue (open 13 months or longer)	Up 4.2%
• Same-center revenue (open 37 months or longer)	Up 3.4%

Total memberships grew 1.2% to 812,866 at June 30, 2013, from 802,889 at June 30, 2012.

•	Access memberships grew 0.6% to 713,138 at June 30, 2013, from 708,585 at June 30, 2012.

•	Non-Access memberships grew 5.8% to 99,728 at June 30, 2013, from 94,304 at June 30, 2012.

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Attrition in 2Q 2013 was 8.2% compared to 7.6% in the prior-year period. Attrition for the trailing 12-month period ended June 30, 2013, was 34.5% compared to trailing 12-month attrition of 31.9% at June 30, 2012. The second quarter year-over-year attrition increase was driven primarily by Non-Access membership terminations. The trailing 12-month attrition increase was driven primarily by Non-Access membership terminations and the Lifestyle Family Fitness acquisition.

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Life Time Fitness Second Quarter 2013 Results – Page 3

Total operating expenses during 2Q 2013 were $247.4 million compared to $231.7 million for 2Q 2012. Total operating expenses for the first six months of 2013 were $485.8 million compared to $451.8 million in 2012.

•	Income from operations margin was 19.8% for 2Q 2013, up from 19.6% for 2Q 2012.

•	Income from operations margin was 18.9% for the first six months of 2013 compared to 18.8% for 2012.

(Expense as a percent of total revenue)	2Q 2013 vs. 2Q 2012	YTD 2013 vs. YTD 2012
Center operations	57.4%vs.57.8%	57.9%vs.58.8%
Advertising and marketing	3.1%vs.3.4%	3.4%vs.3.6%
General and administrative	5.1%vs.4.8%	5.2%vs.4.9%
Other operating	4.9%vs.4.4%	4.7%vs.3.8%
Depreciation and amortization	9.7%vs.10.0%	9.9%vs.10.1%

Net income for 2Q 2013 was $33.2 million, or $0.80 per diluted share, compared to net income of $30.3 million, or $0.73 per diluted share, for 2Q 2012. Net income for the first six months of 2013 was $61.3 million, or $1.47 per diluted share, compared to net income of $56.0 million, or $1.34 per diluted share, for the prior-year period.

EBITDA for 2Q 2013 was $91.1 million compared to $85.8 million in 2Q 2012. For the first six months of 2013, EBITDA was $173.1 million compared with $161.5 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 2Q 2013 was 29.6% in 2Q 2013 and 29.8% in 2Q 2012.

•	For the first six months of 2013, EBITDA, as a percentage of total revenue, was 28.9% compared to 29.0% in the prior-year period.

Cash flows from operating activities for the first six months of 2013 totaled $124.5 million compared to $142.2 million in the prior-year period. This reduction is driven primarily by the timing of income and real estate tax payments, and lower growth in operating liabilities this year.

Weighted average fully diluted shares for 2Q 2013 totaled 41.7 million compared to 41.8 million in 2Q 2012. For the first six months of 2013, weighted average fully diluted shares totaled 41.6 million compared to 41.8 million for the prior-year period.

2013 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2013 and incorporate 2013 operating trends. These 2013 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•	Revenue is expected to be up 7-8%, or $1.205-1.220 billion, driven primarily by price and mix optimization, square foot expansion, and growth in in-center and ancillary business revenue.

•	Net income is expected to be up 8.5-11%, or $121.0-124.0 million, driven by revenue growth and cost efficiencies.

•	Diluted earnings per common share is expected to be $2.89-2.95 (updated from $2.87-2.95).

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Life Time Fitness Second Quarter 2013 Results – Page 4

As announced on July 18, 2013, the Company will hold a conference call today at 10:00 a.m. ET to discuss its second quarter 2013 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, senior director, investor relations & treasurer, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 2:00 p.m. ET.

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About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE: LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest—or discovering new passions—both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of July 25, 2013, the Company operated 106 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC® brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expressions. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, potential recognition of compensation expense related to performance-based stock grants, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the risk factor section of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission.

The Company cautions investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. The Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date. All remarks made during the Company’s preliminary financial results webcast will be current at the time of the webcast and the Company is under no obligation to update the recording.

Life Time Fitness Second Quarter 2013 Results – Page 5

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unuadited)

	June 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,126	$16,499
Accounts receivable, net	8,151	9,272
Center operating supplies and inventories	30,195	27,240
Prepaid expenses and other current assets	28,881	26,826
Deferred membership origination costs	11,438	11,664
Deferred income taxes	2,912	8,813
Income tax receivable	1,813	—

Total current assets	96,516	100,314
PROPERTY AND EQUIPMENT, net	1,952,894	1,858,666
RESTRICTED CASH	447	2,087
DEFERRED MEMBERSHIP ORIGINATION COSTS	6,740	6,820
GOODWILL	40,198	37,176
OTHER ASSETS	66,134	67,111

TOTAL ASSETS	$2,162,929	$2,072,174

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$12,288	$12,603
Accounts payable	24,243	32,140
Construction accounts payable	40,163	25,208
Accrued expenses	64,191	63,333
Deferred revenue	42,555	34,753

Total current liabilities	183,440	168,037
LONG-TERM DEBT, net of current portion	723,133	691,867
DEFERRED RENT LIABILITY	23,810	22,490
DEFERRED INCOME TAXES	91,204	95,509
DEFERRED REVENUE	6,783	6,840
OTHER LIABILITIES	20,830	14,514

Total liabilities	1,049,200	999,257

SHAREHOLDERS’ EQUITY:
Common stock	858	864
Additional paid-in capital	427,761	447,912
Retained earnings	690,230	628,942
Accumulated other comprehensive loss	(5,120)	(4,801)

Total equity	1,113,729	1,072,917

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,162,929	$2,072,174

Life Time Fitness Second Quarter 2013 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
REVENUE:
Membership dues	$194,816	$184,895	$381,190	$360,365
Enrollment fees	3,573	3,929	6,969	7,883
In-center revenue	97,275	90,118	189,246	174,734

Total center revenue	295,664	278,942	577,405	542,982
Other revenue	12,444	9,362	21,450	13,769

Total revenue	308,108	288,304	598,855	556,751

OPERATING EXPENSES:
Center operations	176,798	166,554	346,760	327,269
Advertising and marketing	9,629	9,689	20,588	20,045
General and administrative	15,713	13,856	31,069	27,559
Other operating	15,225	12,761	28,059	21,152
Depreciation and amortization	30,017	28,861	59,279	55,821

Total operating expenses	247,382	231,721	485,755	451,846

Income from operations	60,726	56,583	113,100	104,905

OTHER INCOME (EXPENSE):
Interest expense, net	(6,434)	(6,545)	(12,563)	(12,822)
Equity in earnings of affiliate	378	395	724	768

Total other income (expense)	(6,056)	(6,150)	(11,839)	(12,054)

INCOME BEFORE INCOME TAXES	54,670	50,433	101,261	92,851
PROVISION FOR INCOME TAXES	21,483	20,141	39,973	36,887

NET INCOME	$33,187	$30,292	$61,288	$55,964

BASIC EARNINGS PER COMMON SHARE	$0.80	$0.73	$1.48	$1.35

DILUTED EARNINGS PER COMMON SHARE	$0.80	$0.73	$1.47	$1.34

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—BASIC	41,456	41,462	41,376	41,313

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—DILUTED	41,659	41,750	41,644	41,777

Life Time Fitness Second Quarter 2013 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,288	$55,964
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,279	55,821
Deferred income taxes	671	(1,073)
(Gain) loss on disposal of property and equipment, net	(216)	579
Amortization of deferred financing costs	1,100	1,006
Share-based compensation	6,286	7,312
Excess tax benefit related to share-based compensation	(4,564)	(8,365)
Changes in operating assets and liabilities	1,726	31,450
Other	(1,116)	(504)

Net cash provided by operating activities	124,454	142,190

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(137,433)	(106,102)
Acquisitions, net of cash acquired	(437)	(26,415)
Proceeds from sale of property and equipment	763	362
Proceeds from property insurance settlements	175	790
Increase in other assets	(736)	(250)
Decrease in restricted cash	1,640	651

Net cash used in investing activities	(136,028)	(130,964)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	75,000	—
Repayments of long-term borrowings	(28,272)	(3,521)
Repayments of revolving credit facility, net	(13,500)	(10,000)
Increase in deferred financing costs	(976)	(256)
Excess tax benefit related to share-based compensation	4,564	8,365
Proceeds from stock option exercises	1,108	1,982
Proceeds from employee stock purchase plan	607	590
Stock purchased for employee stock purchase plan	(569)	(649)
Repurchases of common stock	(28,157)	—

Net cash provided by (used in) financing activities	9,805	(3,489)

Effect of exchange rates on cash and cash equivalents	(1,604)	275

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,373)	8,012
CASH AND CASH EQUIVALENTS—Beginning of period	16,499	7,487

CASH AND CASH EQUIVALENTS—End of period	$13,126	$15,499

Life Time Fitness Second Quarter 2013 Results – Page 8

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP measure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$33,187	$30,292	$61,288	$55,964
Interest expense, net	6,434	6,545	12,563	12,822
Provision for income taxes	21,483	20,141	39,973	36,887
Depreciation and amortization	30,017	28,861	59,279	55,821

EBITDA	$91,121	$85,839	$173,103	$161,494

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment, excluding acquisitions. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

Life Time Fitness Second Quarter 2013 Results – Page 9

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$48,223	$68,287	$124,454	$142,190
Less: Purchases of property and equipment	(78,288)	(67,625)	(137,433)	(106,102)

Free cash flow	$(30,065)	$662	$(12,979)	$36,088